SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2008
United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)
Registrant’s telephone number, including area code: (706) 781-2265
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02	Results of Operation and Financial Condition
On January 23, 2008, United Community Banks, Inc. (the “Registrant”) issued a news release announcing its financial results for the quarter ended December 31, 2007 (the “News Release”). The News Release, including financial schedules, is attached as Exhibit 99.1 to this report. In connection with issuing the News Release, on January 23, 2008 at 11:00 a.m. EST, the Registrant intends to hold a conference call/webcast to discuss the News Release.

The presentation of the Registrant’s financial results included net operating income, which is a measure of performance determined by methods other than in accordance with generally accepted accounting principles, or GAAP. Management included non-GAAP net operating income because it believes it is useful for evaluating the Registrant’s operations and performance over periods of time, and uses net operating income in managing and evaluating the Registrant’s business and intends to use it in discussions about the Registrant’s operations and performance. Net operating income excludes the pre-tax effect of the special $15 million fraud related provision for loan losses recorded in the second quarter of 2007 and an additional $3 million special provision for loan losses recorded in the fourth quarter of 2007 because management feels that the events leading to the taking of the special provisions were isolated, non-recurring events and do not reflect overall trends in the Registrant’s earnings. Management believes this non-GAAP net operating income may provides users of the Registrant’s financial information with a meaningful measure for assessing the Registrant’s financial results and comparing those financial results to prior periods.

Net operating income should be viewed in addition to, and not as an alternative or substitute for, the Registrant’s reported net income determined in accordance with GAAP, and is not necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Item 9.01	Financial Statements and Exhibits
(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Exhibits:
99.1	Press Release, dated January 23, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
January 23, 2008	Executive Vice President and Chief Financial Officer